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                                                                      Exhibit 16



Coopers & Lybrand L.L.P.
333 Market Street
San Francisco, CA  94105-2119



                                                                    July 6, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

Ladies and Gentlemen:

We have read the statements made by AirTouch Communications, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of July, 1995. We agree with the statements concerning our Firm in such Form 8-K.




                                        By:  /s/ Coopers & Lybrand L.L.P.
                                             ---------------------------------
                                             Coopers & Lybrand L.L.P.